Exhibit 99.1

Rockwell Medical Announces Engagement of Marcum LLP as New Independent Auditor

WIXOM, Mich., July 30, 2018 — Rockwell Medical, Inc. (NASDAQ:RMTI) (the “Company”) today announced  that the Audit Committee of its Board of Directors has engaged Marcum LLP as Rockwell Medical’s new independent registered public accounting firm.

The Audit Committee of the Rockwell Medical Board engaged Marcum LLP following a month-long search and evaluation of several audit firms.

The Company has also filed a Form 8-K with the Securities and Exchange Commission noting the engagement of Marcum LLP.

About Rockwell Medical, Inc.

Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis.

Rockwell’s anemia drug Triferic is the only FDA-approved product indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and other major markets globally.

Rockwell’s FDA approved generic drug Calcitriol is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of Triferic for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to bring to market Triferic and Calcitriol. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,”

“anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties  (including without limitation those set forth in Rockwell’s SEC filings), many of which are beyond our control and subject to change Actual results could be materially different. Risks and uncertainties include: the ongoing litigation with Rockwell’s former Chief Executive Officer, Chief Financial Officer and certain current and former directors; the timing for the appointment of a successor Chief Executive Officer, Chief Financial Officer; Rockwell’s ability to maintain compliance with SEC and NASDAQ rules and requests; and whether Rockwell can successfully execute on its business strategy. Rockwell expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Dan Katcher / Kelly Sullivan / Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449